Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116127) pertaining to the 2000 Stock Option Plan and the 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated of our report dated March 30, 2007, with respect to the financial statements of Corcept Therapeutics Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/    Ernst & Young LLP

Palo Alto, California

March 30, 2007